EXHIBIT 10.18


                                 August 24, 2001


David Chen, President
The American Pacific Bank
315 S.W. Fifth Avenue - Suite 201
Portland, Oregon 97204

Re:      BioQuest Dutch Auction Audit Agreement
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We are pleased to confirm our understanding of the services we are to provide for The American Pacific Bank in conjunction with its role as Escrow Agent for the BioQuest International, Inc., best efforts, self-underwritten 1,000,000 share all-or-nothing Dutch Auction offering.

We will examine your responsibilities related to escrow transactions according to the terms of the Escrow and Depository Agreements between the parties (the "Agreements").

We will apply the agreed-upon procedures which BioQuest International (the "Issuer") has specified, as enumerated below, to determine whether transactions authorized and required in this Dutch Auction (the "Agreements") have been properly recorded for use by the parties to the respective escrow agreements.

1.   We will read the terms and provisions of the Escrow Agreement.

2. We will trace proceeds and disbursements recorded by The American Pacific Bank so the escrow account bank statements, bank deposit slips and canceled checks or copies thereof.

3. We will determine whether the transactions recorded by TransferOnline have been executed in accordance with the terms of the Escrow Agreement.

4. We will determine whether all transactions required by the Escrow Agreement have been executed and recorded.

5. We will read the escrow statements prepared by the Issuer to determine whether such transactions have been accurately compiled for use by the parties to the respective escrow agreements.

6. Most specifically, we will review the licensed Dutch Auction technology to confirm the accuracy of the process, including the allocation of shares and associated clearing price.

This engagement is solely to assist the Issuer with respect to each escrow arrangement administered by the Issuer in this Dutch Auction. Our engagement to apply agreed-upon procedures will be conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of those parties specified in the Agreements. Consequently, we make no representation regarding the sufficiency of the procedures described above either for the purpose for which this engagement has been requested or for any other purpose. If, for any reason, we are unable to complete the procedures, we will describe the constrictions on the performance of the procedures in our report, or will not issue a report, as a result of this engagement.

Because the agreed-upon procedures listed above do not constitute an examination, we will not express an opinion on the escrow accounts or related records. In addition, we have no obligation to perform any procedures beyond those listed above.




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We will submit a report listing the procedures performed and our findings.  This report is intended solely for the use of the Issuer and parties specified in the raised Agreements, and should not be used by those who did not agree to the procedures and take responsibility for the sufficiency of the procedures for their purposes. Our report will contain a paragraph indicating that had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

At the conclusion of our engagement, we will require a representation letter from management that, among other things, will confirm arrangement's responsibility for the escrow accounting records and related reports in accordance with the terms of the respective escrow agreements.

We expect to begin the agreed-upon procedures as soon as practical when instructed by you and issue our report no later than _____ business days after the completion of our procedures. Our fees for these services will be billed at our standard hourly rates plus expenses. Our fees will be due and payable in the month following date of billing. A late payment charge of 1.5% per month (annual rate of 18%) will be charged on any unpaid balance not resolved within 30 days after date of billing.

The liability of DeLap White Caldwell & Croy, LLP and its partners and/or its employees for work in this engagement, based on any legal claim or theory, is limited to the fees that you pay us for such work.

If the foregoing is in accordance with your understanding, please sign the copy of this letter in the space provided below and return it to us. We appreciate this opportunity to be of service to you.


                                        Sincerely,

                                        DeLap White Caldwell & Croy, LLP

                                        /s/David G. DeLap

RESPONSE:

The services described in the foregoing letter are in accordance with our requirements, and the terms described are acceptable to us.

The American Pacific Bank

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